Exhibit a.10

THE MANAGERS FUNDS

AMENDMENT NO. 6 TO THE DECLARATION OF TRUST

The undersigned, constituting a majority of the Trustees of The Managers Trust (the “Trust”), a Massachusetts business trust with transferable shares of beneficial interest, do hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 2.8, 2.9, 5.11 and 8.3 of the Declaration of Trust, dated November 23, 1987 as amended to date (the “Declaration of Trust”), and by resolution adopted by the affirmative vote of a majority of the Trustees at a Special Meeting of the Trustees held on October 2, 2000 attached as Exhibit A hereto, the names of the following series are changed as follows:

Previous Name	New Name

Managers Income Equity Fund	Managers Value Fund

Managers Short and Intermediate Bond Fund	Managers Intermediate Bond Fund

IN WITNESS WHEREOF, the undersigned hereto has set their hands this 1st day of May, 2001.

/s/ Jack W. Aber	/s/ William E. Chapman, II
Jack W. Aber, Trustee	William E. Chapman, II, Trustee

/s/ Sean M. Healey	/s/ Edward J. Kaier
Sean M. Healey, Trustee	Edward J. Kaier, Trustee

/s/ Madeline H. McWhinney	/s/ Steven J. Paggioli
Madeline H. McWhinney, Trustee	Steven J. Paggioli, Trustee

/s/ Eric Rakowski	/s/ Thomas R. Schneeweis
Eric Rakowski, Trustee	Thomas R. Schneeweis, Trustee

ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
	)	ss.
County of Fairfield	)

May 1, 2001

Then personally appeared the above named Jack W. Aber, William E. Chapman, II, Sean M. Healey, Edward J. Kaier, Madeline H. McWhinney, Steven J. Paggioli, Eric Rakowski and Thomas R. Schneeweis, each of whom acknowledged the foregoing act to be his or her free act and deed.

Before me,

/s/ Notary Public
Notary Public
Commission Expires: 10/31/2002

Exhibit A

THE MANAGERS FUNDS

RESOLUTION OF THE BOARD OF TRUSTEES

AT A SPECIAL MEETING HELD ON OCTOBER 2, 2000

RESOLVED:	In accordance with the bylaws of the Trust, a Special Meeting of the shareholders of the Trust shall be held at a time and date to be determined by The Managers Funds LLC (the “Special Meeting”) to approve or disapprove (i) a Sub-Advisory Agreement between the Trust, on behalf of the Special Equity Fund, and Skyline Asset Management, L.P., to take effect upon shareholder approval thereof, (ii) the change in investment objective of managers Income Equity Fund, (iii) the change in investment objective of Managers Short and Intermediate Bond Fund, (iv) the reclassification of Fund investment objectives from fundamental to non-fundamental, and (v) the standardization of the Trust’s fundamental investment restrictions; and be it further

RESOLVED:	The Board of Trustees recommend that the shareholders of the Trust vote in favor of each such approval at the Special Meeting; and be it further

RESOLVED:	The proper officers of the Trust be, and they hereby are, authorized to determine the record date for the determination of shareholders of the Trust entitled to notice of and to vote at the Special Meeting and at all adjournments thereof, notwithstanding the transfer of any shares on the books of the Trust after such record date; and that the proper officers of the Trust be, and each hereby is, directed to cause lawful notice of such meeting to be prepared and mailed to all shareholders of record of the Trust, at such record date; and be it further

RESOLVED:	The Board of Trustees of the Trust hereby authorize the preparation and filing with the Securities and Exchange Commission of the appropriate proxy soliciting materials for the Special Meeting, including a Proxy Statement and form of management proxy; and be it further

RESOLVED:	That Donald S. Rumery, Secretary of the Trust, and Laura A. Pentimone, Assistant Secretary of the Trust, be, and they hereby are, designated as the persons duly authorized to be named as proxy, with full power of substitution, in the form of management proxy distributed to the shareholders of the Trust, and that they shall be authorized and empowered to vote shares represented by them as proxy at the Special Meeting by individual action if only one be present, or by joint action if both be present, and be it further

RESOLVED:	The proper officers of the Trust be, and each hereby is, authorized and empowered to prepare or cause to be prepared one or more post-effective amendments to the Trust’s Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 (the “1940 Act”) on Form N-1A to reflect the foregoing resolutions, and, upon obtaining signatures thereto from the proper officers and a majority of the Trustees of the Trust, to file or cause to be filed such post-effective amendments with the Securities and Exchange Commission and with the appropriate authorities of the various states in which the shares of beneficial interest of the shares of the Trust are sold; and be it further

RESOLVED:	The proper officers of the Trust be, and each of them hereby is, authorized and empowered to make all such reports and to file all such other documents as they or any of them deem necessary, appropriate or desirable to comply with the Securities Act of 1933 and the 1940 Act, the rules and regulations of the Securities and Exchange Commission pursuant to such Acts, and the applicable securities laws of the various states in which the shares of beneficial interest of the Trust are sold.